Exhibit 99.1
Ark Restaurants Announces Financial Results for the
Fourth Quarter and Fiscal Year Ended 2019

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - December 18, 2019 -- Ark Restaurants Corp. (Nasdaq:ARKR) today announced a correction to its press release issued on December 16, 2019 and discussed during an earnings conference call held on December 17, 2019 which reported financial results for the fourth quarter and fiscal year ended September 28, 2019. The Company notes that EBITDA from restaurant operations, as adjusted, for the 13- and 52-weeks ended September 28, 2019, were incorrectly reported as $3,065,000 and $12,770,000, respectively. The correct EBITDA from restaurant operations, as adjusted, for the 13- and 52-weeks ended September 28, 2019 are $2,636,000 and $12,341,000, respectively. The correction is necessitated by an error made in the adjustment for non-controlling interests related to an impairment loss from the write-down of long-lived assets. This error did not affect the Company’s 10-K for the fiscal year ended September 28, 2019, which was filed on December 17, 2019. The corrected release follows:
Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and fiscal year ended September 28, 2019.
Total revenues for the 13-weeks ended September 28, 2019 were $41,688,000 versus $40,562,000 for the 13-weeks ended September 29, 2018. The 13-weeks ended September 28, 2019 includes revenues of $2,141,000 related to JB’s on the Beach in Deerfield Beach, FL which was acquired on May 15, 2019. The 13-weeks ended September 29, 2018 includes revenues of $906,000 related to Durgin-Park which was closed January 12, 2019.
Total revenues for the year ended September 28, 2019 were $162,354,000 versus $159,990,000 for the year ended September 29, 2018. The year ended September 28, 2019 includes revenues of $3,380,000 related to JB’s on the Beach in Deerfield Beach, FL which was acquired on May 15, 2019. The years ended September 28, 2019 and September 29, 2018 include revenues of $1,040,000 and $2,838,000, respectively, related to Durgin-Park which was closed January 12, 2019.
Company-wide same store sales decreased 0.7% for the 13-weeks ended September 28, 2019 and increased 0.3% for the year ended September 28, 2019 as compared to the same periods of last year.
The Company’s EBITDA from restaurant operations, adjusted for non-controlling interests, non-cash stock option expense and an impairment loss, for the 13-weeks ended September 28, 2019 was $2,636,000 versus $2,120,000 during the same 13 week period of last year. Net loss for the 13-weeks ended September 28, 2019 was ($554,000) or ($0.16) per basic and diluted share, compared to net income of $1,007,000 or $0.29 per basic, $0.28 per diluted share, for the same 13 week period in the prior year.
The Company’s EBITDA from restaurant operations, adjusted for non-controlling interests, non-cash stock option expense, losses on the closure of Durgin-Park and an impairment loss, for the year ended September 28, 2019 was $12,341,000 versus $9,735,000 last year. Net income for the year ended September 28, 2019 was $2,676,000 or $0.77 per basic, $0.76 per diluted share, compared to $4,655,000, or $1.35 per basic share, $1.31 per diluted share, last year.
As of December 29, 2018, the Company determined that it would not be able to operate Durgin-Park profitably due to decreased traffic at the Faneuil Hall Marketplace in Boston, MA, where it was located, and rising labor costs. As a result, included in the Consolidated Statement of Operations for the year ended September 28, 2019 are losses on closure in the amount of $1,106,000 consisting of: (i) impairment of trademarks of $721,000, (ii) accelerated depreciation of fixed assets of $333,000, and (iii) write-offs of prepaid and other expenses of $52,000. The restaurant was closed on January 12, 2019.

On May 15, 2019, the Company, through a newly formed, wholly-owned subsidiary, acquired the assets of JB's on the Beach, a restaurant and bar located in Deerfield Beach, FL. The total purchase price was for $7,036,000. The acquisition is accounted for as a business combination and was financed with a bank loan from the Company’s existing lender in the amount of $7,000,000 and cash from operations.
Management continually evaluates unfavorable cash flows, if any, related to underperforming restaurants. Periodically it is concluded that certain properties have become impaired based on their existing and anticipated future economic outlook in their respective markets. In such instances, we may impair assets to reduce their carrying values to fair values. Estimated fair values of impaired properties are based on comparable valuations, cash flows and/or management judgment. As a result of the underperformance and increased competition at Clyde Frazier's Wine and Dine, the Company has recorded an impairment charge of $2,857,000 for the year ended September 28, 2019 related to this property.
Ark Restaurants owns and operates 20 restaurants and bars, 17 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, Nevada and the gulf coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, three are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operation at the Foxwoods Resort Casino consists of one fast food concept. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach and JB’s on the Beach in Deerfield Beach, and the operation of four fast food facilities in Tampa and six fast food facilities in Hollywood, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Operations
For the 13 and 52-week periods ended September 28, 2019 and September 29, 2018
(In Thousands, Except per share amounts)

	13 Weeks Ended September 28, 2019	13 Weeks Ended September 29, 2018	52 Weeks Ended September 28, 2019	52 Weeks Ended September 29, 2018

TOTAL REVENUES	$41,688	$40,562	$162,354	$159,990
COSTS AND EXPENSES:
Food and beverage cost of sales	11,453	11,204	43,435	43,036
Payroll expenses	14,727	14,235	56,675	55,620
Occupancy expenses	4,356	4,744	17,413	18,577
Other operating costs and expenses	5,327	5,464	20,378	21,437
General and administrative expenses	3,171	2,752	12,011	11,214
Depreciation and amortization	1,665	1,237	5,233	5,074
Total costs and expenses	40,699	39,636	155,145	154,958
RESTAURANT OPERATING INCOME	989	926	7,209	5,032
Loss on closure of Durgin-Park	—	—	(1,106)	—
Impairment loss from write-down of long-lived assets	(2,857)	—	(2,857)	—
OPERATING INCOME (LOSS)	(1,868)	926	3,246	5,032
OTHER (INCOME) EXPENSE:
Interest expense, net	393	315	1,376	1,106
Total other expense, net	393	315	1,376	1,106
INCOME (LOSS) BEFORE BENEFIT FOR INCOME TAXES	(2,261)	611	1,870	3,926
Benefit for income taxes	(1,320)	(486)	(591)	(1,147)
CONSOLIDATED NET INCOME (LOSS)	(941)	1,097	2,461	5,073
Net income (loss) attributable to non-controlling interests	387	(90)	215	(418)
NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$(554)	$1,007	$2,676	$4,655

NET INCOME (LOSS) PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$(0.16)	$0.29	$0.77	$1.35
Diluted	$(0.16)	$0.28	$0.76	$1.31
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,486	3,448	3,479	3,439
Diluted	3,486	3,535	3,531	3,549

EBITDA Reconciliation:
Restaurant operating income	$989	$926	$7,209	$5,032
Interest expense, net	(393)	(315)	(1,376)	(1,106)
Restaurant income before provision for income taxes	596	611	5,833	3,926
Loss on closure of Durgin-Park	—	—	(1,106)	—
Impairment loss from write-down of long-lived assets	(2,857)	—	(2,857)	—
Pre tax income	(2,261)	611	1,870	3,926
Depreciation and amortization	1,665	1,237	5,233	5,074
Interest expense, net	393	315	1,376	1,106
EBITDA (a)	$(203)	$2,163	$8,479	$10,106
EBITDA adjusted for non-controlling interests, non-cash stock option expense, loss on closure of Durgin-Park and impairment loss from write-down of long-lived assets:
EBITDA (as defined) (a)	$(203)	$2,163	$8,479	$10,106
Net (income) loss attributable to non-controlling interests	(42)	(90)	(214)	(418)
Non-cash stock option expense	24	47	113	47
Loss closure of Durgin-Park	—	—	1,106	—
Impairment loss from write-down of long-lived assets	2,857	—	2,857	—
EBITDA from restaurant operations, as adjusted	$2,636	$2,120	$12,341	$9,735

(a)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.